UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On February 6, 2009, THQ Inc. (“Registrant”) and Sony Computer Entertainment America Inc. (“Sony”) entered into the following amendments:

(1) the Latin America Rider to the Global PlayStation® 3 Format Licensed Publisher Agreement, effective as of December 12, 2008 ;

(2) the Latin America Rider to the PlayStation® 2 CD-ROM / DVD-ROM Licensed Publisher Agreement, effective as of December 17, 2008; and

(3) the Latin America Rider to the PlayStation® Portable PSP Licensed Publisher Agreement, effective as of December 17, 2008.

Each amendment amends an agreement that was previously filed by the Registrant by granting the Registrant the right to develop, publish, manufacture, market, advertise, promote, sell and distribute video games in Central America and South America, in addition to North America.  All other terms of the original agreements remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ James M. Kennedy
Date: February 12, 2009		James M. Kennedy,
Executive Vice President, Business and Legal Affairs